ACCESS VARIABLE INSURANCE TRUST

                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is made as of April 1, 2004, between Access Variable Insurance Trust, an open-end management investment company organized as an Ohio business trust (the "Trust"), Access Fund Management, LLC, a registered investment adviser organized under the laws of the State of Florida (the "Adviser"), and United Investors Life Insurance Company, a life insurance company organized under the laws of the State of Missouri (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as the parties hereto may amend it from time to time (the "Accounts") (individually, a "Party", and collectively, the "Parties").

                              W I T N E S S E T H:

         WHEREAS, the Trust has registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares ("Shares") under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that enter into participation agreements with the Trust (the "Participating Insurance Companies"), qualified pension and retirement plans outside the separate account context ("Plans") and unregistered separate accounts; and

         WHEREAS, the beneficial interest in the Trust may be divided into several series of Shares, each series representing an interest in a particular managed portfolio of securities and other assets, and the Trust will make Shares listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Portfolio"; reference herein to the "Trust" includes reference to each Portfolio, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS, the SEC has issued a Notice of Application for an Exemption filed by the Trust for an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of Participating Life Insurance Companies, Plans, and unregistered separate accounts (the "Exemptive Order"); and

         WHEREAS, the Adviser, which serves as investment adviser to the Trust, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Company will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), will be registered under the 1933 Act; and

         WHEREAS, the Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, the Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act, and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act; and

         WHEREAS, the Company intends to utilize Shares of one or more Portfolios as an investment vehicle of the Accounts;

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

                                   ARTICLE I
                              Sale of Trust Shares

     1.1 The Trust shall make Shares of its Portfolios available to the Accounts at the net asset value of the applicable Portfolio next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. Notwithstanding anything to the contrary herein, the Trustees of the Trust (the "Trustees") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is deemed in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio (it being understood that for this purpose shareholders means Contract owners). Notice of election to suspend or terminate shall be furnished by the Trust, said suspension or termination to be effective no earlier than 30 business days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

                  The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete, combine, or modify existing Portfolios, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Portfolio, the Trust, or its Shares herein shall include a reference to any such additional Portfolio. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.2 (a) The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value of the applicable Portfolio next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust.

                  (b) With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall net purchase orders for Portfolios against redemption orders for other Portfolios and shall transmit one net purchase or redemption payment (with allocation instructions) in accordance with this Section 1.2 and Section 1.4. The Trust shall wire payment for net redemptions for the Trust no later than 12:00 noon Eastern time on the same day as the order is received by the Trust, to the extent practicable, but in no event shall a redemption payment be delayed for a greater period than five calendar days after the order so that the Company will be able to pay redemption proceeds to its Contract owners within the time specified in Section 22(e) of the 1940 Act. Payment shall be made in federal funds transmitted by wire.

     1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading, on which the Trust calculates the Portfolio's net asset value pursuant to the rules of the SEC and on which the Company is open for business. Orders received the Trust after 9:00 a.m. Eastern time on the next following Business Day will receive the price next determined after receipt by the Trust.

     1.4 The Company shall wire payment for net purchase orders that are transmitted to the Trust in accordance with Section 1.3 to a custodial agent designated by the Trust no later than 12:00 noon Eastern time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.5 Issuance and transfer of the Trust's Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.6 The Trust shall furnish same day notice (by e-mail, wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the Trust's Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

     1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. Eastern time.

     1.8 The Company shall use the data provided by the Trust each Business Day pursuant to Section 1.7 above immediately to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. The Company shall perform such Account processing the same Business Day, and shall place corresponding orders to purchase or redeem Shares with the Trust by 9:00 a.m. Eastern time the following Business Day. If the Trust is unable to meet the 6 p.m. time provided in Section 1.7, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares and make any applicable purchase payments. Such additional time shall be at least equal to the additional time that the Trust takes to make net asset values available to the Company to allow the Company to arrive at a net order.

     1.9 The Trust agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts and to certain Plans and unregistered separate accounts to the extent permitted by the Exemptive Order. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust Shares that it purchases will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

1.10 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.

     1.11 The Trust shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to the Company on each Business Day. Any material errors in the calculation of net asset value, dividend and/or capital gain information shall be reported to the Company immediately upon discovery. Material errors will be corrected in the applicable Business Day's net asset value per share. The Company will adjust the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. The Trust or its service providers will be responsible for the costs related to any correction (including, but not limited to, reimbursing the Company for any amounts paid to Contract owners due to the error) except to the extent the Company has caused the error.

                                   ARTICLE II
                           Obligations of the Parties

     2.1 The Trust shall prepare and be responsible for filing with the SEC (and any state regulators requiring such filing) all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and any other documents required of the Trust (e.g., Forms N-SAR and N-CSR) and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

     2.2 At the option of the Company,  the Trust (at its expense)  shall either
(a) provide the Company with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request for Contract owners for whom Shares are held by an Account; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing (except that the Trust may provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company). The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Trust shall provide the materials described in this Section 2.2 within a reasonable time prior to required printing and distribution of such materials.

     2.3 (a) The Trust shall bear the costs of distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to Contract owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Trust shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Trust shall provide all such materials to the Company on a timely basis so that the Company can ensure that such materials are delivered to Contract owners on a timely basis in accordance with applicable federal and state securities laws.

                  (b) If the Company elects to include any materials provided by the Trust, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

     2.4 The Company agrees and acknowledges that it has no rights to the name and mark "Access" and that all use of any designation comprised in whole or part of Access (an "Access Mark") under this Agreement shall inure to the benefit of the Trust. Except as provided in Section 2.5, the Company shall not use any Access Mark on its own behalf or on behalf of the Accounts or Contracts in any advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Trust; provided, however, that nothing in this Section 2.4 shall be construed as an agreement or concession that the Trust or Adviser have a valid claim to "Access" as a mark. Upon termination of this Agreement for any reason, the Company shall cease all use of any Access mark as soon as reasonably practicable, except to the extent necessary to service existing Contract Owners investing in Accounts that utilize one or more Portfolios as an investment vehicle.

     2.5 (a) The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or the Adviser is named within five Business Days after the filing of such document with the SEC.

                  (b) The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or the Adviser is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use in writing within five Business Days after receipt of such material.

                  (c) The Trust shall furnish, or cause to be furnished, to the Company or its designee, a copy of each prospectus, statement of additional information, report, proxy statement, and all supplements and amendments to any of the above, in which the Company, the Accounts or the Contracts are named or identified, prior to filing of such document with the SEC. The Trust shall make every effort to furnish to the Company at least ten (10) business days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief (and any amendments thereto) naming, pertaining to, or affecting the Company, the Accounts, or the Contracts. In no event shall such documents be furnished to the Company less than five (5) business days prior to such filing.

                  (d) The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company, the Accounts or the Contracts are named, at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use in writing within five Business Days after receipt of such material.

                  (e) For purposes of this Section 2.5, "in writing" shall include facsimile and e-mail communications.

     2.6 The Company and its affiliates shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or any of its affiliates or its Adviser in connection with the sale of the Contracts other than information or representations contained in and in conformity with the registration statement, including the prospectus and statement of additional information, for the Trust Shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the permission of the Trust or its designee.

     2.7 The Trust and its affiliates shall not give any information or make any representations or statements on behalf of the Company or concerning the Company or any of its affiliates, the Contracts or the Accounts other than information or representations contained in and in conformity with the registration statement, including the prospectus and statement of additional information, for the Contracts (as such registration statement, prospectus, and statement of additional information may be amended or supplemented from time to time), or in materials approved by the Company or its designee for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the permission of the Company or its designee.

     2.8 So long as, and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for owners of variable life insurance policies and/or variable annuity contracts, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the Accounts, in Shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote Shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received, as well as Shares it owns that are held by that Account or directly, in the same proportion as those Shares for which timely voting instructions are received. The Company and its affiliates and agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust Shares held by Contract owners without the prior written consent of the Trust, which consent may not be unreasonably withheld.

     2.9 The Company shall notify the Trust of any applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust of any changes in such laws.

     2.10 The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither the Trust nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials by the Company or its agents.

     2.11 For purposes of Section 2.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic communication, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to customers or the public.

     2.12 The Trust will immediately notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the Trust prospectus, (ii) any request by the SEC for any amendment to such registration statement or the Trust prospectus that may affect the offering of Shares of the Trust, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Trust's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Trust will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     2.13 The Company will immediately notify the Trust of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account prospectus that may affect the offering of Shares of the Trust, (ii) any request by the SEC for any amendment to such registration statement or Account prospectus that may affect the offering of Shares of the Trust, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts that may affect the offering of Shares of the Trust, or (iv) any other action or circumstances involving the Company or the Accounts that may prevent the lawful offer or sale of Shares of the Trust in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

                                  ARTICLE III
                         Representations and Warranties

     3.1 The Company represents and warrants (i) that it is an insurance company duly organized and in good standing under the laws of the State of Missouri and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) that it has legally and validly established and maintained each Account as a segregated asset account under such law and the regulations thereunder, and
(iii) that the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     3.2 The Company represents and warrants that (i) each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered and each Account will remain registered as a unit investment trust in accordance with the provisions of the 1940 Act, (ii) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (iv) the Company will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts (so long as the Company offers the respective Contracts for sale) or as may other wise be required by applicable law, and (v) each Account prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     3.3 The Company represents and warrants that the Contracts or interests in the Accounts are or, prior to issuance, will be registered as securities under the 1933 Act. The Company further represents and warrants that: (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and (ii) the sale of the Contracts, and the allocation of purchase payments under the Contracts to any Portfolio of the Trust, shall comply in all material respects with federal and state securities and insurance suitability requirements.

     3.4 The Trust represents and warrants (i) that it is duly organized and validly existing under the laws of the State of Ohio and has full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) that it does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, and with all other applicable federal and state laws and regulations, (iii) that its 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iv) that its Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     3.5 The Trust and Adviser represent and warrant that (i) the Trust Shares offered and sold pursuant to this Agreement have been registered or, prior to any sale of the Trust Shares to any Account, will be registered and will remain registered under the 1933 Act and the Trust has been registered or will be registered under the 1940 Act prior to any issuance or sale of such Shares; (ii) the Trust does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) the 1933 Act registration statement for the Trust Shares will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (iv) the prospectus for the Trust will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Trust shall amend its registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.6 (a) The Trust and Adviser represent and warrant that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder and that the Trust will notify the Company immediately upon having a reasonable basis for believing that a Portfolio does not so comply or that a Portfolio might not so comply in the future. In the event of any such non-compliance, the Trust will take all steps necessary to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by
Section 1.817-5 of the regulations under the Code.

                  (b) If the Trust does not so cure the non-compliance, the Trust and Adviser will cooperate in good faith with the Company's efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-25 issued by the Internal Revenue Service (or any applicable ruling or procedure subsequently issued by the Internal Revenue Service), that the Portfolio satisfies the diversification requirements for the period or periods of non-compliance.

     3.7 Notwithstanding any other provision of this Agreement, the Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any Contract owners or annuitants, insureds or participants under the Contracts (as appropriate) (collectively,
"Participants"), that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Trust or its affiliates as a result of such a failure or alleged failure:

                  (a) the Company shall promptly notify the Trust of such assertion or potential claim;

                  (b) the Company and the Trust shall consult with each other as to how to minimize any liability that may arise as a result of such failure or alleged failure.

                  (c) the Company and the Trust shall use their best efforts to minimize any liability of the Company, Participants, or Trust resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

                  (d) the Company shall permit the Trust, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to the Trust or its affiliates as a result of such a failure or alleged failure; provided, however, that the Company will retain control of the conduct of such conferences, discussions, proceedings, contests or appeals.

     3.8 The Adviser represents and warrants that it is registered as an investment adviser with the SEC, is duly organized and in good standing under the laws of the State of Florida, and has full power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement.

3.9 (a) The Trust and Adviser represent that each Portfolio will qualify as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that they will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     (b) In the event of noncompliance regarding the status of any Portfolio as a RIC under Subchapter M, the Trust will take all steps necessary to qualify the Portfolio once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company. 3.10 The Trust's Shares currently do not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although they may make such payments in the future. To the extent that the Trust decides to finance distribution expenses for the Shares pursuant to Rule 12b-1, the Trust undertakes to have a board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     3.11 The Trust and Adviser represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently for the Trust by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company satisfactory to the Company.

     3.12 The Trust and the Adviser represent and warrant that the Trust will comply with any additional state insurance law restrictions, as provided in writing to the Trust by the Company pursuant to Section 2.9, including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

     3.13 The Trust and the Adviser represent and warrant that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Florida and any other applicable state and federal securities laws.

     3.14 Subject to the Trust's Compliance with Section 817(h) of the Code, the Company represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; the Company will notify the Trust immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.15 The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will make every effort to continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     3.16 Each of the Parties represents and warrants that it shall perform its obligations hereunder in compliance with any applicable state and federal laws.

                                   ARTICLE IV
                               Potential Conflicts

     4.1 The parties acknowledge that the Trust's Shares may be made available for investment to other Participating Insurance Companies and Plans. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies and Qualified Plans. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policyowners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3 If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw each affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

     4.6 The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

     4.7 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination.

     4.8 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.9 If as of the date of this Agreement, the Trust has not received the Exemptive Order, then if and when the Exemptive Order is granted, the parties shall take all such steps as may be necessary to amend this Agreement to conform with the provisions and conditions of the Exemptive Order, as granted. In addition, the parties shall take all such steps as may be necessary to amend this Agreement to assure compliance with all federal and state laws to the extent any Trust Shares are to be sold to any Participating Insurance Company, unregistered separate account or Plan.

     4.10 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                   ARTICLE V
                                 Indemnification

     5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, its affiliates and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust or any of its affiliates within the meaning of Section 15 of the 1933 Act (excluding any other Participating Insurance Company) (collectively, the "Trust Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Trust Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in advertising or sales literature for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Trust Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was in conformity with written information furnished to the Company or its affiliates by or on behalf of the Trust or its affiliates for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and in conformity with Trust Documents as defined in Section 5.2(a)) or the negligent or wrongful conduct of the Company, or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates; or

                  (d) arise out of or result from any failure by the Company to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2 Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company its affiliates and the underwriter for the Contracts and each of their directors, officers, employees and agents and each person, if any, who controls the Company or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust or in advertising or sales literature for the Trust (or any amendment or supplement to any of the foregoing), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and in conformity with Company Documents) or the negligent or wrongful conduct of the Trust or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or its affiliates by or on behalf of the Trust or its affiliates; or

                  (d) arise out of or result from any failure by the Trust to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 3.6 and 3.9 of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

                  (f) arise as a result of the Trust's or the Adviser's (or their designated agent's) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate of any Portfolio.

     5.3 Indemnification By the Adviser. The Adviser agrees to indemnify and hold harmless the Company, its affiliates, the underwriter for the Contracts, and each of their directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses

                  (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in Trust Documents, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of the Company or its affiliates for use in Trust Documents or otherwise for use in connection with the sale of Contracts or Trust Shares; or

                  (b) arise out of or result from statements or representations (other than statements or representations contained in and in conformity with Company Documents) or the negligent or wrongful conduct of the Adviser or Trust or persons under their control (including, without limitation, their employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

                  (c) arise out of or result from any untrue statement or alleged untrue statement of any material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or its affiliates by or on behalf of the Adviser, the Trust or their affiliates; or

                  (d) arise as a result of any failure by the Adviser or the Trust to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement; or

                  (e) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 3.6 and 3.9 of this Agreement) or arise out of or result from any other material breach of this Agreement by the Adviser or the Trust; or

                  (f) arise as a result of the Trust's or the Adviser's (or their designated agent's) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate of any Portfolio; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate of any Portfolio.

     5.4 No Party shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3, as applicable, with respect to any Losses incurred or assessed against a Trust Indemnified Party or a Company Indemnified Party, as applicable (as to each, an "Indemnified Party") to the extent the Losses arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.5 No Party shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party or parties against whom Indemnification is sought (the "Indemnifying Party") in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2, and 5.3.

     5.6 In case any such action is brought against the Indemnified Parties, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action, and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consents, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Indemnifying Party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall cooperate with the Indemnifying Party and bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI
                                 Confidentiality

     6.1 The Trust acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Trust agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, the Trust will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Trust (except for the identities of other Participating Insurance Companies and related information), or any of its affiliates (collectively, the "the Trust Protected Parties" for purposes of this Article VI), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Trust Protected Parties or any of their employees or agents in connection with the Trust's performance of its duties under this Agreement are the valuable property of the Trust Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Trust Protected Parties' customers or any other information or property of the Trust Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Trust Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Trust's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Article VI would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                                  ARTICLE VII
                                   Termination

     7.1 (a) This Agreement may be terminated by either party for any reason with respect to some or all of the Portfolios by ninety (90) days advance written notice delivered to the other party.

     (b) This Agreement may be terminated by the Company immediately upon written notice to the Trust with respect to any Portfolio:

                           (i) based upon the Company's determination that
Shares of such Portfolio are not
reasonably available to meet the requirements of the Contracts; or

                           (ii) in the event any of the Portfolio's Shares are
not registered, and in all
material respects issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

                           (iii) in the event that such Portfolio ceases to
qualify as a Regulated Investment
Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that such Portfolio may fail to so qualify; or

                           (iv) in the event that such Portfolio fails to meet
the diversification and other
requirements specified in Sections 3.6 and 3.9 of this Agreement or if the Company reasonably believes that such Portfolio may fail to so qualify.

     7.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional Shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in
Section 2.3 and meet all obligations of the Company under this Agreement (treating it as being in full force and effect), and further provided that

Shares of the Trust (or any Portfolio) shall only be required to be made available with respect to owners of the Contracts for whom Shares are held by an Account on the effective date of the termination. Such Contract owners will be permitted to reallocate investments in the Portfolio and/or invest in the Portfolio upon the making of additional purchase payments under the Contracts. The provisions of this Section 7.2 shall not apply to any termination pursuant to Article IV or in the event the Trust determines to liquidate the Portfolio and end the Portfolio's existence.

     7.3 The provisions of Articles V and VI shall survive the termination of this Agreement, and the provisions of Articles I, II, III, and IV shall survive the termination of this Agreement as long as Shares of the Trust are held on behalf of Contract owners in accordance with Section 7.2.

     7.4 This  Agreement  will  terminate as to a Portfolio upon at least thirty
(30) days advance written notice:

                  (a) at the option of the Trust upon institution of formal proceedings against the Company by the NASD, Inc. (the "NASD"), the SEC, or any state securities or insurance department or any other regulatory body if the Trust shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                  (b) at the option of the Company upon institution of formal proceedings against the Trust, its principal underwriter, or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, its principal underwriter, or its investment adviser has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     7.5 This Agreement will terminate as to a Portfolio immediately upon written notice to the other Party:

                  (a) at the option of the Trust if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Portfolio's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, or, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

                  (b) at the option of the Company (which option shall not be exercised except upon a good faith, reasonable basis) upon the sale, acquisition, or change of control of the Adviser; or

                  (c) upon another Party's material breach of any provision of this Agreement; provided that the non-breaching Party determines in its sole judgment exercised in good faith, that such breach would not be cured within a reasonable period of time or that such breach would have a material adverse effect upon the ability of any Party to perform its obligations under this Agreement.

     7.6 The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Portfolio after the effective date of this Agreement's termination with respect to such Shares (except as provided in Section 7.2 hereof) or, if such ownership following termination cannot be avoided, that the duration thereof is as brief as reasonably practicable. Such steps may include, for example, combining the affected Account with another Account, substituting other portfolio shares for those of the affected Portfolio, or otherwise terminating participation by the Contracts in such Portfolio.

     7.7 In the event that the Agreement is terminated pursuant to Section 7.1(b) or the Trust chooses to liquidate or liquidates a Portfolio, the Trust shall pay the Company for all expenses that the Company reasonably incurs, up to a maximum of $20,000, in connection with the substitution of shares of another investment company or companies for the Shares of the Portfolio(s) as to which the Agreement has been terminated.

                                  ARTICLE VIII
                                     Notices

         Any notice shall be sufficiently given when sent by registered or certified mail or overnight through a nationally-recognized delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:           Michael V. Williams
                                    Access Variable Insurance Trust
                                    28050 US Hwy. 19 N
                                    Clearwater, Florida 33761


         with a copy to:            Donald S. Mendelsohn, Esq.
                                    Thompson Hine LLP
                                    312 Walnut Street
                                    Suite 1400
                                    Cincinnati, OH 45202

         If to the Company:         John Livingston, Esq.
                                    United Investors Life Insurance Company
                                    2001 Third Avenue South
                                    Birmingham, AL 35233

         If to the Adviser:         Michael V. Williams
                                    Access Fund Management, LLC
                                    28050 US Hwy. 19 N
                                    Clearwater, Florida 33761






                                   ARTICLE IX
                                  Miscellaneous

     9.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     9.2  This  Agreement  may  be  executed   simultaneously  in  two  or  more
counterparts, each of which taken together shall constitute one and the same instrument.

     9.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     9.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Alabama without regard for that state's principles of conflict of laws.

     9.5 This Agreement shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

     9.6 The Parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of Shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     9.7 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     9.8 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

     9.9 The Parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     9.10 Neither this Agreement nor any of its rights or obligations hereunder may be assigned by any Party without the prior written approval of the other Parties.

     9.11 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all Parties hereto.

     IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                                                     ACCESS VARIABLE INSURANCE TRUST


                                                     By:      /s/  Michael V. Williams
                                                        --------------------------------------------------
                                                     Name:  Michael V. Williams
                                                     Title:    President


                                                     UNITED INVESTORS LIFE INSURANCE COMPANY


                                                     By:      /s/  Anthony L. McWhorter
                                                        --------------------------------------------------
                                                     Name:  Anthony L. McWhorter
                                                     Title:    President

                                                     ACCESS FUND MANAGEMENT, LLC


                                                     By:      /s/ Michael V. Williams
                                                        --------------------------------------------------
                                                     Name:  Michael V. Williams
                                                     Title:    President



WO 217904.2
                                   Schedule A


                   Separate Accounts and Associated Contracts

Access Variable Insurance Trust Portfolios:

         Shepherd Opportunity Growth Portfolio


       Name of Separate Account and            Contracts Funded
Date Established by Board of Directors      By Separate Account

Titanium Universal Life Variable Account    Titanium VUL
Titanium Annuity Variable Account           Titanium VA